Exhibit 99.1

Extended Stay America, Inc. Announces Launch of New Credit Facilities

CHARLOTTE, N.C.—August 5, 2016 (BUSINESS WIRE)—Extended Stay America, Inc. (NYSE:STAY) (the “Company”) announced today that its subsidiary, ESH Hospitality, Inc. (“ESH REIT”), is seeking to raise new senior secured credit facilities (the “ESH REIT Credit Facilities”), including a new $350 million revolving credit facility to replace its existing $250 million revolving credit facility and a new $1,300 million term loan (the “Term Loan”). In addition, the Company intends to enter into a new $50 million revolving credit facility to replace its existing $50 million revolving credit facility (together with the ESH REIT Credit Facilities, the “New Credit Facilities”).

ESH REIT expects to use the proceeds from the Term Loan, together with cash and borrowings under the new ESH REIT revolving credit facility, to repay in full its existing approximately $1,500 million mortgage loan and to pay related fees and expenses.

Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Goldman Sachs Banks USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, and Macquarie Capital (USA) Inc. are acting as joint lead arrangers for the ESH REIT Credit Facilities. Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Goldman Sachs Banks USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Barclays Bank PLC, and Macquarie Capital (USA) Inc. are acting as joint lead arrangers for the Company’s new revolving credit facility.

The consummation and actual terms of the New Credit Facilities are subject to a number of factors, including market interest, negotiation and execution of definitive documents and satisfaction of customary closing conditions. The terms of the New Credit Facilities could materially differ from above and there can be no guarantee that ESH REIT or the Company will enter into the New Credit Facilities or that ESH REIT will refinance the existing mortgage loan on favorable terms or at all.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, the size and potential consummation of the New Credit Facilities and the potential debt repayment constitute forward-looking statements. In particular, no assurance can be given that the consummation of any debt refinancing transactions will occur on favorable terms or at all. For a description of factors that may cause the Company’s and ESH REIT’s actual results or performance to differ from those implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s and ESH REIT’s combined annual report on Form 10-K filed with the SEC on February 23, 2016, and other documents of the Company and ESH REIT on file with or furnished to the SEC. In addition, potential changes in market conditions may impact the forward-looking statements contained herein. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company and ESH REIT will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company and ESH REIT or their respective business or operations. Except as required by law, the Company and ESH REIT undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s and ESH REIT’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 629 hotels in the U.S. and Canada comprising approximately 69,400 rooms and employs over 8,500 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.esa.com for more information about the Company and its services.

Contacts

Investors:

Rob Ballew

(980) 345-1546

investorrelations@extendedstay.com

Media:

Terry Atkins

(980) 345-1648

tatkins@extendedstay.com